                                                           Exhibit No. EX-99.g.3

                     ADDENDUM TO CUSTODIAN AGREEMENT BETWEEN
              GAM FUNDS, INC. AND BROWN BROTHERS HARRIMAN & CO.

This Addendum is made this 3rd day of December,  2004 by and between the parties set forth below:

Whereas,  the parties to the Custodian  Agreement dated as of June 27, 2001 (the
Agreement")  desire to replace  Appendix A of the Agreement as set forth herein;
and

Now  Therefore,   in  consideration  of  the  premises  and  mutual   agreements
hereinafter  set  forth,  and for other  good and  valuable  consideration,  the receipt whereof is hereby acknowledged,  the parties hereto agree as follows:

     1.   That the  following  is a list of Funds  (as each  Fund's  name may be modified,  amended or supplemented  from time to time) for which Brown
          Brothers  Harriman  &  Co.  shall  serve as  custodian  under  the
          Agreement and which shall replace Schedule A thereof:

          o    GAMerica Capital Fund
          o    GAM Europe Fund
          o    GAM International Fund
          o    GAM International Long/Short Fund
          o    GAM American Focus Fund
          o    GAM Gabelli Long/Short Fund
          o    GAM Pacific Basin Fund

     2.   As modified  hereby,  all terms and  provisions  of the  Agreement are ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

     3.   By signing below where indicated, the parties hereby ratify and affirm each of their respective  representations  and warranties set forth in the Agreement and confirm that each such  representation  and warranty remains true and correct as of the date hereof.

     4.   Upon receipt by Brown Brothers  Harriman & Co. of a fully executed copy of this Addendum, this Addendum shall be deemed to be executed as an  instrument  under seal and  governed  by such laws as  provided in
          Section  13.4 of the  Agreement.  This  Addendum  may be  executed  in original counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same Addendum.

In Witness  Whereof,  the parties have entered into this Addendum as of the date set forth above.

         GAM Funds, Inc.                       Brown Brothers Harriman & Co.

         By:  /s/Kenneth A. Dursht            By:  /s/Stokley P. Towles
         Name:   Kenneth A. Dursht            Name:    Stokley P. Towles
         Title:  Secretary                    Title:   Partner